UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2010

STRIKER ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52218
(Commission File Number)

20-2590810
(IRS Employer Identification No.)

901-360 Bay Street, Toronto, Ontario, Canada M5H 2V6
(Address of principal executive offices and Zip Code)

(416) 489-0093
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. Forward-looking statements made in this Form 8-K include statements about:

  our plans to identify and acquire products that we believe will be prospective for acquisition and development;

  our plans to hire industry experts and expand our management team;

  our expectation that the demand for our products will eventually increase;

  our expectation that we will be able to raise capital when we need it.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” and the risks set out below, any of which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and not in limitation:

  general economic and business conditions;

  our ability to identify attractive products and negotiate their acquisition or licensing;

  our ability to effectively market products that we acquire or license;

  volatility in prices for our products;

  risks inherent in the pharmaceutical industry;

  competition for, among other things, capital, pharmaceutical products and skilled personnel; and

  other factors discussed under the section entitled “Risk Factors”.

These risks may cause our company’s or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report on Form 8-K and unless otherwise indicated, the terms "we", "us" and "our" refer to Striker Energy Corp. and our wholly owned subsidiary, PediatRx Inc. Unless otherwise specified, all dollar amounts are expressed in United States dollars.

Item 1.01 Entry into a Material Definitive Agreement.

Please see Item 2.01 of this current report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to an asset purchase agreement dated July 22, 2010 with Cypress Pharmaceuticals, Inc., on July 23, 2010, our wholly owned subsidiary, PediatRx Inc., acquired, among other things,:

  all of the following intellectual property rights owned by or licensed to Cypress and its affiliates, to the extent primarily used in connection with or primarily pertaining to a pharmaceutical product known as Granisol™ (granisetron HC1) oral solution: (i) all trade secrets, know how and information to the extent owned or controlled by Cypress or its affiliates, and related solely to Granisol™; (ii) internet domain names in the United States, and (iii) the trademarks and service marks;

  a certain manufacturing and supply agreement dated July 22, 2010 between Cypress and Therapex, a division of E-Z-EM Canada Inc. and a related quality agreement dated July 22, 2010;

  certain files, documents, instruments, papers, books and records (scientific or financial) of Cypress and its affiliate to the extent specifically related to Granisol™;

  the regulatory approvals, licenses and registration for Granisol™;

  all inventory of finished Granisol™ owned by Cypress or its affiliates, and any amounts to be delivered under a certain outstanding inventory purchase order for Granisol™; and

  any other assets that are owned by Cypress or its affiliates and used exclusively in connection with manufacture, production, packaging, distribution, marketing or sale of Granisol™, but not including any property, plant or equipment or other fixed assets.

Cypress also granted to PediatRx and its affiliates a non-exclusive worldwide, irrevocable and royalty-free license, with the right to sublicense, to all trade secrets, know how and information to the extent owned or controlled by Cypress or its affiliates, and related to the purchased assets and other products or assets of Cypress solely to research, develop, make, have made, use, import, export, distribute, sell and otherwise commercialize Granisol™.

The Food and Drug Administration has approved Granisol™’s use in cancer care to treat nausea and vomiting associated with cancer therapy.

As consideration for the purchased assets, PediatRx:

  paid $1,000,000; and

  assumed certain liabilities of Cypress, including (i) all liabilities and obligations pursuant to the manufacturing and supply agreement between Cypress and Therapex to be performed following our acquisition of Granisol™, except for the purchase price due under a certain outstanding inventory purchase order for Granisol™; (ii) government rebates or other rebates related only to Granisol™ sold by PediatRx after our acquisition of Granisol™; (iii) liabilities and obligations relating to recalls or returns of Granisol™ sold by PediatRx; (iv) product liability claims or threatened claims or injuries caused by Granisol™ sold by PediatRx; and (v) other liabilities and obligations that arise out of or are related to the purchased assets attributable to occurrences and circumstances arising after our acquisition of Granisol™.

If the quantity of Granisol™ delivered to PediatRx under a certain outstanding inventory purchase order for Granisol™ is less than 90% of the number of units ordered, then the purchase price of $1,000,000 will be adjusted, based on the number of actual units delivered.

As contemplated under the asset purchase agreement dated July 22, 2010, PediatRx and Cypress entered into an assignment and assumption contract dated July 22, 2010, pursuant to which Cypress assigned to PediatRx all of the right, title and interest of Cypress in a manufacturing and supply agreement dated July 22, 2010 and a quality agreement dated July 22, 2010 between Cypress and Therapex, a division of E-Z-EM Canada Inc. PediatRx assumed and became responsible for certain liabilities and obligations of Cypress accruing, arising out of or relating to the events or occurrences under these agreements. Therapex consented to the assignment of these agreements subject to a condition that for at least two years following the assignment, Cypress will continue carrying the insurance in the amount of $2,000,000 per occurrence and $5,000,000 in aggregate with respect to Granisol™ (granisetron HC1) oral solution 30 mL.

As a result of this assignment and assumption, Therapex agreed to use its best commercial efforts to manufacture Granisol™ (granisetron HC1) oral solution 30 mL in compliance with all applicable regulatory requirements and to ensure that it has the capacity to and will supply PediatRx’s requirements for Granisol™ in the United States in accordance with the forecast provided by PediatRx. PediatRx agreed to distribute, market and sell Granisol™ and purchase or otherwise obtain all of its requirements of Granisol™ from Therapex and utilize Therapex as its exclusive source of Granisol™. PediatRx also gave a right of first refusal to Therapex with respect to any future product that is a different package size or configuration of Granisol™ or an extension, modification or improvement upon Granisol™.

Business

Corporate Overview

Our company was incorporated under the laws of Nevada on March 18, 2005. Effective September 12, 2008, we amended our articles of incorporation to effect a two-for-one forward split of both our issued and outstanding common stock and our authorized capital. After giving effect to this split, we are authorized to issue up to 150,000,000 shares of common stock, par value of $0.0001. Unless otherwise noted, all references in this report on Form 8-K to number of shares, price per share or weighted average number of shares outstanding have been adjusted to reflect this stock split on a retroactive basis.

On August 18, 2008, our former president, chief executive officer, principal accounting officer, treasurer and director sold 10,000,000 shares of our common stock to Opex Energy Corp., a privately held Alberta company. Although our company was not a party to this transaction, it resulted in a change of control of our company as, at the completion of this transaction, Opex Energy Corp. owned approximately 49.9% of our issued and outstanding common stock. Also on August 18, 2008, Konstantin Gregovic resigned from our board of directors, and Shawn Perger and Brian Cole resigned from all offices held by them in our company. Joseph Carusone, the president and a director of Opex Energy Corp., was appointed to our board of directors to fill the vacancy created by Mr. Gregovic’s resignation, and he was appointed to serve as our president, secretary and treasurer.

On August 28, 2008, Messrs. Perger and Cole resigned from our board of directors, leaving Mr. Carusone as our sole officer and director.

From inception until the summer of 2008, we were engaged in the mineral exploration business. During the summer of 2008, we abandoned our mineral exploration properties and transitioned from the mineral exploration business to the oil and natural gas business.

Our Current Business

On May 28, 2010 we engaged a consultant to explore opportunities for us in the pharmaceutical industry. On June 17, 2010, we entered into a letter of intent with Cypress Pharmaceuticals, Inc. to acquire all of the assets associated with Granisol™ (granisetron HC1) oral solution. On June 18, 2010 we caused PediatRx Inc. to be incorporated as a wholly-owned subsidiary of Striker Energy Corp. under the laws of the state of Nevada. On July 23, 2010 PediatRx concluded a definitive agreement to acquire Granisol™ from Cypress.

The Food and Drug Administration has approved Granisol™’s use in cancer care to treat nausea and vomiting associated with cancer therapy. First approved in 2008, Granisol™ is a liquid granisetron, formerly distributed by Hawthorn Pharmaceuticals.

With this acquisition we are focusing our efforts in the pharmaceutical industry. We are abandoning our efforts in the oil and gas industry. Opportunities in that industry brought to our attention will be refused or redirected.

Granisol™ is our first acquisition. We intend to be the sole distributor of Granisol™ and to focus our marketing efforts on specialists in the field of oncology and supportive care who are or would be likely prescribers of Granisol. We do not now, nor do we intend to manufacture our products. We have contracted the manufacturing of Granisol™ to Therapex, a division of E-Z-EM Canada Inc., a subsidiary of E-Z-EM, Inc., a properly established and approved manufacturer that manufactured Granisol™ for Cypress.

We intend to develop our business by acquiring rights to, and/or substantially all of the assets associated with drugs already approved for use in pediatric oncology and supportive care by the United States Food and Drug Administration and to become the sole distributor of such products in the United States.

We intend to accelerate our recovery of acquisition costs and to add value to our acquisition of Granisol™, and to future acquisitions through four principal means:

Marketing

We intend to promote the relative merits of Granisol™, and future products, to healthcare professionals, payers, end-users and their carers.

Reformulation

We intend to alter non-pharmacological elements of our products to offer greater choice to consumers by reformulating our products into multiple appealing, easy-to-take presentations.

Extension

We intend to seek applications for our products in fields outside of pediatric oncology and supportive care including rheumatology, gastroenterology and inflammatory diseases.

Expanded distribution

We intend to expand distribution of our products in foreign markets, likely through partnerships and licensing agreements.

Most ‘standard of care’ drugs used in pediatric oncology in the United States are prescribed by pediatric oncologists and pediatric hematologists. We believe that there are approximately 1,700 specialists in the United States who may prescribe products in this field. We intend to focus our promotional efforts on approximately 400 key prescribers in 30 centers in the United States who we believe are the most influential. Regarding Granisol™, we intend to promote its merits including convenient use, precise and accurate dosing, and improved likelihood of patient compliance to existing and potential prescribers of Granisol™.

Approximately 13,500 children are diagnosed with cancer each year in the United States. We are sensitive to the needs of families enduring cancer therapy and we believe more palatable treatments for the side effects associated with cancer therapy could lead to an improvement in care and quality of life.

Competition

Granisol™ is the only granisetron HCl oral solution currently on the market and approved by the United States Food and Drug Administration.

We believe that our singular focus on the acquisition, development, and commercialization of pharmaceutical drugs approved by the United States Food and Drug Administration, ultimately for use in pediatric oncology and supportive care is a competitive advantage over otherwise similar pharmaceutical companies.

We are aware of no other company focused exclusively on pediatric oncology and supportive care. The specialty pharmaceutical industry is, by definition, fragmented and it is a competitive market. We compete with many pharmaceutical companies, both large and small, for staff, and for product acquisitions and licensing.

We differ from many early stage pharmaceutical companies in that we intend to devote a large portion of our capital to acquisition, and to sales and marketing, and we hope to recognize revenue from product sales in the foreseeable future. Many early stage pharmaceutical companies devote a greater portion of their capital to research and development with no expectation of revenue from product sales in the foreseeable future.

Research and Development Expenditures

We did not incur expenditures in research and development activities over the last two fiscal years.

Expenditures attributable to research and development in Granisol™ over the last two fiscal years totaled $85,000 with an additional $15,000 having been spent between January 1, 2010 and June 30, 2010 for a total of $100,000.

Employees

We have no employees.

Joseph Carusone is president, secretary and treasurer and sole director of our company. Mr. Carusone is the sole director of our wholly owned subsidiary, PediatRx Inc. Mr. Carusone devotes his time as required to our business operations.

On June 19, 2010, Dr. Cameron Durrant was appointed as president of our wholly owned subsidiary, PediatRx Inc., and Mr. David Tousley was appointed as treasurer and secretary of PediatRx Inc. Dr. Durrant is also a consultant to Striker Energy Corp.

We intend to hire additional staff and to engage consultants in sales and marketing, compliance, investor and public relations, and general administration. We also intend to engage experts in healthcare and in general business to advise us in various capacities.

Subsidiaries

On June 18, 2010, we incorporated our newly formed, wholly-owned subsidiary, PediatRx Inc., under the laws of the state of Nevada.

Intellectual Property

We own intellectual property rights including patents and trademarks relating to Granisol™.

Government Regulations

We have sought approval from the United States Food and Drug Administration for a labeling code for Granisol™. The labeling code is required on packaging of pharmaceutical products distributed in healthcare facilities including hospitals. We are confident of receiving approval. We are also in the process of complying with state distribution licensing requirements that permit us to begin distributing Granisol™ under PediatRx’ label.

Success in the United States pharmaceutical industry is dependent on approval by the United States Food and Drug Administration for many aspects of the business including product efficacy, product manufacturing, product distribution, and product marketing. We believe that we are pursuing an appropriate path by focusing our efforts on acquiring products already approved for use by the United States Food and Drug Administration, and conforming to their standards.

To aid us in our efforts to achieve the highest level of compliance with United States Food and Drug Administration requirements we have looked to hire experts in the field of pharmaceutical compliance.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this report in evaluating our company and its business before purchasing shares of our company’s common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks Related to Our Company

The worldwide economic downturn may reduce our ability to obtain the financing necessary to continue our business and may reduce the number of viable products and businesses that we may wish to acquire. If we cannot raise the funds that we need or find a suitable product or business to acquire, we may go out of business and investors will lose their entire investment in our company.

Since 2008, there has been a downturn in general worldwide economic conditions due to many factors, including the effects of the subprime lending and general credit market crises, slower economic activity, decreased consumer confidence, reduced corporate profits and capital spending, adverse business conditions, increased unemployment and liquidity concerns. In addition, these economic effects, including the resulting recession in various countries and slowing of the global economy, will likely result in fewer business opportunities as companies face increased financial hardship. Tightening credit and liquidity issues will also result in increased difficulties for our company to raise capital for our continued operations. We may not be able to raise money through the sale of our equity securities or through borrowing funds on terms we find acceptable. If we cannot raise the funds that we need or find a suitable product or business to acquire, we will go out of business. If we go out of business, investors will lose their entire investment in our company.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

We have not generated any revenue from operations since our incorporation. During the year ended February 28, 2010, we incurred a net loss of $58,201 and during the three month period ended May 31, 2010, we incurred a net loss of $16,514. From inception through May 31, 2010, we incurred an aggregate loss of $266,210. We expect that our operating expenses will increase substantially over the next 12 months as we ramp-up our business. We estimate our average monthly expenses over the next 12 months to be approximately $350,000, including general and administrative expenses but excluding acquisition costs and the cost of any development activities. On July 16, 2010, we had cash and cash equivalents of approximately $1 million. In order to fund our anticipated budget for the next 12 months, including acquisition costs, we believe that we will need to raise approximately $3-4 million. This amount could increase if we encounter difficulties that we cannot anticipate at this time. As we cannot assure a lender that we will be able to successfully acquire and develop pharmaceutical assets, we will almost certainly find it difficult to raise debt financing from traditional lending sources. We have traditionally raised our operating capital from the sale of equity securities but there can be no assurance that we will continue to be able to do so. If we cannot raise the money that we need in order to continue to operate our business, we will be forced to delay, scale back or eliminate some or all of our proposed operations. If any of these were to occur, there is a substantial risk that our business would fail.

These circumstances raise substantial doubt about our ability to continue as a going concern, as described in the explanatory paragraph to our independent auditors’ report on our financial statements for the year ended February 28, 2010, which are included in our annual report on Form 10-K filed on May 5, 2010. Although our financial statements raise substantial doubt about our ability to continue as a going concern, they do not reflect any adjustments that might result if we are unable to continue our business. Our financial statements contain additional note disclosure describing the circumstances that lead to this disclosure by our independent auditors.

Our substantial debt and other financial obligations could impair our financial condition and our ability to fulfill our debt obligations. Any refinancing of this substantial debt could be at significantly higher interest rates.

As of May 31, 2010, we had total debt of approximately $50,000. Our substantial indebtedness and other financial obligations could:

  impair our ability to obtain financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes;

  have a material adverse effect on us if we fail to comply with financial and affirmative and restrictive covenants in our debt agreements and an event of default occurs as a result of a failure that is not cured or waived;

  require us to dedicate a substantial portion of our cash flow for interest payments on our indebtedness and other financial obligations, thereby reducing the availability of our cash flow to fund working capital and capital expenditures;

  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

  place us at a competitive disadvantage compared to our competitors that have proportionally less debt.

If we are unable to meet our debt service obligations and other financial obligations, we could be forced to restructure or refinance our indebtedness and other financial transactions, seek additional equity capital or sell our assets. We might then be unable to obtain such financing or capital or sell our assets on satisfactory terms, if at all. Any refinancing of our indebtedness could be at significantly higher interest rates, and/or incur significant transaction fees.

We may need to raise additional funds in the future which may not be available on acceptable terms or at all.

We may consider issuing additional debt or equity securities in the future to fund potential acquisitions or investments, to refinance existing debt, or for general corporate purposes. If we issue equity or convertible debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we incur additional debt, it may increase our leverage relative to our earnings or to our equity capitalization, requiring us to pay additional interest expenses. We may not be able to market such issuances on favorable terms, or at all, in which case, we may not be able to develop or enhance our products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements.

We are an early-stage company with a limited operating history, which may hinder our ability to successfully meet our objectives.

We are an early-stage company with only a limited operating history upon which to base an evaluation of our current business and future prospects. Only recently, we engaged a consultant to advise us on opportunities in the pharmaceutical industry, but we are inexperienced in this line of business. As a result, the revenue and income potential of our business is unproven. In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our business. Errors may be made in predicting and reacting to relevant business trends and we will be subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies in evolving markets. We may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause our business, results of operations and financial condition to suffer.

Because our sole director and officer is not a resident of the United States, investors may find it difficult to enforce, within the United States, any judgments obtained against our sole director and officer.

Our sole director and officer is not a resident of the United States, and all or a substantial portion of his assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our sole director and officer, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

If we are unable to successfully recruit and retain qualified personnel, we may not be able to continue our operations.

In order to successfully implement and manage our business plan, we will depend upon, among other things, successfully recruiting and retaining qualified personnel having experience in the pharmaceutical industry. Competition for qualified individuals is intense. We may not be able to find, attract and retain qualified personnel on acceptable terms. If we are unable to find, attract and retain qualified personnel with technical expertise, our business operations could suffer.

Future growth could strain our resources, and if we are unable to manage our growth, we may not be able to successfully implement our business plan.

We hope to experience rapid growth in our operations, which will place a significant strain on our management, administrative, operational and financial infrastructure. Our future success will depend in part upon the ability of our executive officers to manage growth effectively. This will require that we hire and train additional personnel to manage our expanding operations. In addition, we must continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully manage our growth, we may be unable to execute upon our business plan.

Risks Relating to the Pharmaceutical Business

If we are unable to successfully acquire, develop or commercialize new products, our operating results will suffer.

Our future results of operations will depend to a significant extent upon our ability to successfully acquire, develop and commercialize new products and businesses in a timely manner. There are numerous difficulties in acquiring, developing and commercializing new products, including:

  acquiring, developing, testing and manufacturing products in compliance with regulatory standards in a timely manner;

  failure to receive requisite regulatory approvals for such products in a timely manner or at all;

  acquiring, developing and commercializing a new product is time consuming, costly and subject to numerous factors, including legal actions brought by our competitors, that may delay or prevent the development and commercialization of new products;

  incomplete, unconvincing or equivocal clinical trials data;

  experiencing delays or unanticipated costs;

  significant and unpredictable changes in the payer landscape, coverage and reimbursement for our products;

  experiencing delays as a result of limited resources at FDA or other regulatory agencies; and

  changing review and approval policies and standards at FDA and other regulatory agencies.

As a result of these and other difficulties, products in development by us may or may not receive timely regulatory approvals, or approvals at all, necessary for marketing by us or other third-party partners. If any of our products are not approved in a timely fashion or, when acquired or developed and approved, cannot be successfully manufactured, commercialized or reimbursed, our operating results could be adversely affected. We cannot guarantee that any investment we make in developing products will be recouped, even if we are successful in commercializing those products.

Our expenditures may not result in commercially successful products.

We cannot be sure our business expenditures will result in the successful acquisition, development or launch of products that will prove to be commercially successful or will improve the long-term profitability of our business. If such business expenditures do not result in successful acquisition, development or launch of commercially successful brand products our results of operations and financial condition could be materially adversely affected.

Third parties may claim that we infringe their proprietary rights and may prevent us from manufacturing and selling some of our products.

The manufacture, use and sale of new products that are the subject of conflicting patent rights have been the subject of substantial litigation in the pharmaceutical industry. These lawsuits relate to the validity and infringement of patents or proprietary rights of third parties. Litigation may be costly and time-consuming, and could divert the attention of our management and technical personnel. In addition, if we infringe on the rights of others, we could lose our right to develop, manufacture or market products or could be required to pay monetary damages or royalties to license proprietary rights from third parties. Although the parties to patent and intellectual property disputes in the pharmaceutical industry have often settled their disputes through licensing or similar arrangements, the costs associated with these arrangements may be substantial and could include ongoing royalties. Furthermore, we cannot be certain that the necessary licenses would be available to us on commercially reasonable terms, or at all. As a result, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from manufacturing and selling our products, and could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Extensive industry regulation has had, and will continue to have, a significant impact on our business, especially our product development, manufacturing and distribution capabilities.

All pharmaceutical companies are subject to extensive, complex, costly and evolving government regulation. For the U.S., this is principally administered by the FDA and to a lesser extent by the DEA and state government agencies, as well as by varying regulatory agencies in foreign countries where products or product candidates are being manufactured and/or marketed. The Federal Food, Drug and Cosmetic Act, the Controlled Substances Act and other federal statutes and regulations, and similar foreign statutes and regulations, govern or influence the testing, manufacturing, packing, labeling, storing, record keeping, safety, approval, advertising, promotion, sale and distribution of our products.

Under these regulations, we may become subject to periodic inspection of our facilities, procedures and operations and/or the testing of our products by the FDA, the DEA and other authorities, which conduct periodic inspections to confirm that we are in compliance with all applicable regulations. In addition, the FDA and foreign regulatory agencies conduct pre-approval and post-approval reviews and plant inspections to determine whether our systems and processes are in compliance with cGMP and other regulations. Following such inspections, the FDA or other agency may issue observations, notices, citations and/or warning letters that could cause us to modify certain activities identified during the inspection. FDA guidelines specify that a warning letter is issued only for violations of “regulatory significance” for which the failure to adequately and promptly achieve correction may be expected to result in an enforcement action. We may also be required to report adverse events associated with our products to FDA and other regulatory authorities. Unexpected or serious health or safety concerns would result in labeling changes, recalls, market withdrawals or other regulatory actions.

The range of possible sanctions includes, among others, FDA issuance of adverse publicity, product recalls or seizures, fines, total or partial suspension of production and/or distribution, suspension of the FDA’s review of product applications, enforcement actions, injunctions, and civil or criminal prosecution. Any such sanctions, if imposed, could have a material adverse effect on our business, operating results, financial condition and cash flows. Under certain circumstances, the FDA also has the authority to revoke previously granted drug approvals. Similar sanctions as detailed above may be available to the FDA under a consent decree, depending upon the actual terms of such decree. If internal compliance programs do not meet regulatory agency standards or if compliance is deemed deficient in any significant way, it could materially harm our business.

The pharmaceutical industry is highly competitive.

The pharmaceutical industry has an intensely competitive environment that will require an ongoing, extensive search for technological innovations and the ability to market products effectively, including the ability to communicate the effectiveness, safety and value of products to healthcare professionals in private practice, group practices and payers in managed care organizations, group purchasing organizations and Medicare & Medicaid services. We are smaller than almost all of our competitors. Most of our competitors have been in business for a longer period of time than us, have a greater number of products on the market and have greater financial and other resources than we do. Furthermore, recent trends in this industry are toward further market consolidation of large drug companies into a smaller number of very large entities, further concentrating financial, technical and market strength and increasing competitive pressure in the industry. If we directly compete with them for the same markets and/or products, their financial strength could prevent us from capturing a profitable share of those markets. It is possible that developments by our competitors will make any products or technologies that we acquire noncompetitive or obsolete.

Risks Relating to Our Common Stock

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our articles of incorporation authorize the issuance of up to 150,000,000 shares of common stock with a par value of $0.0001 per share. Our board of directors may choose to issue some or all of such shares to acquire one or more companies or products and to fund our overhead and general operating requirements. The issuance of any such shares will reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

Trading of our stock is restricted by the Securities Exchange Commission's penny stock regulations, which may limit a stockholder's ability to buy and sell our common stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are unrelated to our operations.

Although our common stock is currently listed for quotation on the OTC Bulletin Board, none of our shares have yet been purchased or sold on that market. Even when a market is established and trading begins, trading through the OTC Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in our stock, in which case it could be difficult for shareholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

We do not intend to pay dividends on any investment in the shares of stock of our company.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

Management’s Discussion and Analysis of
Financial Conditions and Results of Operations

Our audited financial statements for the years ended February 28, 2010 and 2009 and related management’s discussion and analysis of financial condition and results of operations are available in our annual report on Form 10-K filed with the Securities and Exchange Commission on May 5, 2010. Our unaudited financial statements for the three month periods ended May 31, 2010 and 2009 and related management’s discussion and analysis of financial condition and results of operations are available in our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on June 28, 2010.

Our Business

Our company was incorporated under the laws of Nevada on March 18, 2005. From inception until the summer of 2008, we were engaged in the mineral exploration business. During the summer of 2008, we abandoned our mineral exploration properties and we transitioned from the mineral exploration business to the oil and natural gas business.

In the summer of 2008, we engaged in a search for oil and gas exploration opportunities. We recently decided to expand our search to include opportunities in the pharmaceutical industry and, effective May 28, 2010, we entered into a consulting agreement with Dr. Cameron Durrant pursuant to which Dr. Durrant has agreed to assist our management in identifying business opportunities in the pharmaceutical industry and to recommend terms of potential acquisitions.

On June 17, 2010, we entered into a letter of intent with Cypress Pharmaceuticals, Inc. to acquire all of the assets associated with Granisol™ (granisetron HC1) oral solution. On June 18, 2010, we incorporated PediatRx Inc. under the laws of the state of Nevada. On July 23, 2010 PediatRx concluded a definitive agreement to acquire Granisol™ from Cypress.

The United States Food and Drug Administration has approved Granisol™ for use in cancer care to treat nausea and vomiting associated with cancer therapy. First approved in 2008, Granisol™ is a liquid granisetron, formerly distributed by Hawthorn Pharmaceuticals.

With this acquisition we are focusing our efforts in the pharmaceutical industry. We are abandoning our efforts in the oil and gas industry. Opportunities in that industry brought to our attention will be refused or redirected.

Cash Requirements

Our primary objectives for the next twelve month period are to commercialize Granisol™ and to identify additional products for acquisition and development. We have begun to look to hire industry experts to expand our management team and to better position our company.

Our plan of operation over the next 12 months is to promote Granisol™, and to license or acquire additional pharmaceutical products for development, reformulation, and commercialization. In addition, we hope to raise sufficient capital to acquire and initiate development of any opportunity that we decide is attractive enough to pursue.

Specifically, we estimate our operating expenses and working capital requirements for the next 12 months to be as follows:

Expense	Amount
Product development	$1,000,000
Employee compensation	1,100,000
General and administration	400,000
Professional services fees	300,000
Regulation and compliance	300,000
Sales and marketing	1,100,000
Total:	$4,200,000

There can be no assurance that we will be able to identify any product that we consider attractive enough to license or acquire or that we will be able to raise funds when needed or, if funds are available to us, that they can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, if and when it is needed, we may be forced to cease the operation of our business.

Future Financing

We will require additional financing to fund our planned operations, including commercializing our existing assets, seeking to license or acquire new assets, researching and developing any potential patents, the related compounds and any further intellectual property that we may acquire. We currently do not have committed sources of additional financing and may not be able to obtain additional financing, particularly, if the volatile conditions in the stock and financial markets, and more particularly the market for early development stage pharmaceutical company stocks persist.

There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, if and when it is needed, we will be forced to delay or scale down some or all of our development activities or perhaps even cease the operation of our business.

Since inception we have funded our operations primarily through equity and debt financings and we expect that we will continue to fund our operations through the equity and debt financing. If we raise additional financing by issuing equity securities, our existing stockholders’ ownership will be diluted. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on his, her, or its investment in our common stock. Further, we may continue to be unprofitable.

Properties

Executive Offices and Registered Agent

Our executive and head office is located at 901 – 360 Bay Street, Toronto, ON, Canada M5H 2V6. An officer and director of our company provides office and related services to us at no cost. The value has been estimated at $200 per month. We believe that this arrangement will be suitable for the next 12 months.

Our registered office for service in the State of Nevada is located at National Registered Agents, Inc. of NV, 1000 East William Street Suite 204, Carson City NV 89701.

Intellectual Property

We own intellectual property rights including patents and trademarks relating to Granisol™.

Security Ownership of Certain Beneficial Owners and Management

In the following table, we have determined the number and percentage of shares beneficially owned in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 based on information provided to us by our controlling shareholders, executive officers and director, and this information does not necessarily indicate beneficial ownership for any other purpose. In determining the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we include any shares as to which the person has sole or shared voting power or investment power, as well as any shares subject to warrants or options held by that person that are currently exercisable or exercisable within 60 days.

	(2) Name and address of	(3) Amount and nature of		(4) Percent of
(1) Title of class	beneficial owner	beneficial ownership		class [1]
common stock	Joseph Carusone	400,000	Direct	1.7%
	901 - 360 Bay Street
	Toronto, ON M5H 2V6
common stock	Joseph Carusone	4,300,000 [2,3]	Indirect (Held by	18.3%
	901 - 360 Bay Street		OPEX Energy Inc.)
	Toronto, ON M5H 2V6
common stock	Cameron Durrant	4,250,000 [3]	Direct	18.1%
	PO Box 423
	Califon, New Jersey, 07830
common stock	David Tousley	400,000 [3]	Direct	1.7%
	14610 Pawnee Street
	Leawood, Kansas 66224
common stock	Director and Executive	9,350,000	Direct	39.8%
	Officer as a group
	(3 persons)

1 Percentage of ownership is based on 23,506,000 common shares issued and outstanding as of July 23, 2010. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

2 Mr. Carusone is the President and a director of OPEX Energy Inc. and holds voting and dispositive control over these shares.

3 Effective May 20, 2010, Dr. Cameron Durrant and Mr. David Tousley acquired shares of our common stock in a private, arms length, third party transaction with OPEX Energy Corp. Dr. Durrant purchased 4,250,000 shares of our common stock from OPEX and Mr. Tousley purchased 400,000 shares of our common stock from OPEX.

Changes in Control

We are unaware of any arrangement the operation of which may at a subsequent date result in a change of control of our company.

Directors and Executive Officers

The following individuals serve as the director and executive officers of our company.

Name	Position	Age	Date First Elected or Appointed
Joseph Carusone	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer of Striker Energy Corp. and sole director of Striker Energy Corp. and PediatRx Inc.	45	August 18, 2008
Cameron Durrant	President of PediatRx Inc.	49	June 19, 2010
David Tousley	Secretary and Treasurer of PediatRx Inc.	55	June 19, 2010

Business Experience

The following is a brief account of the education and business experience of director and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed

Joseph Carusone

Mr. Carusone was appointed as president, secretary, treasurer, and a director of our company on August 18, 2008. For more than 10 years, Mr. Carusone has been involved in the founding of and management of private companies and partnerships. His experience as a liaison between management and shareholders is extensive. He has been the president of Opex Energy Corp. since its inception on August 22, 2007. Since 2001, Mr. Carusone has been founder and president of the investor relations firm Primoris Group Inc. Between 1999 and 2001, Mr. Carusone was vice-president of operations of StockHouse Media Corporation. For eight years following his graduation from the University of Toronto with a degree in Engineering and Applied Science (1987), Mr. Carusone managed research activities in University of Toronto’s Institute for Aerospace Studies’ Space Robotics Group.

We believe Mr. Carusone is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from working for our company as described above, in addition to his education and business experiences as described above.

Cameron Durrant

Dr. Durrant was appointed as president of PediatRx Inc. on June 19, 2010. Dr. Durrant became the executive chairman of Anavex Life Sciences Corp. in January 2010 and has served as one of its directors since December 17, 2007. Before accepting his post with Anavex, Dr. Durrant served as Worldwide Vice President, Global Strategic Marketing , Infectious Diseases for Johnson + Johnson between March 2007 and December 2009. Dr. Durrant was a management consultant between January 2006 and February 2007 and President and CEO of PediaMed Pharmaceuticals, Inc. between May 2003 and December 2005. Dr. Durrant’s background includes executive positions with Merck & Co, Glaxo Smith Kline PLC and Pharmacia Corporation (now part of Pfizer Inc.). Dr. Durrant is a founding board member of Bexion Pharmaceuticals, a private oncology research and development company and a board member of Pressure-Point, Inc, a private medical device company. Dr. Durrant was a regional winner and national finalist for Ernst & Young’s Entrepreneur of the Year award in 2005. Dr. Durrant holds a MBA from Henley Management College at Oxford and a MB and BCh (equivalent to American MD degree) from the Welsh National School of Medicine in Cardiff, U.K. as well as several post-graduate medical qualifications, including DRCOG, DipCH and MRCGP.

David Tousley

Mr. Tousley was appointed as secretary and treasurer of PediatRx Inc. on June 19, 2010. Mr. Tousley has over 25 years of senior-level experience in biotech, specialty pharmaceuticals and full-phase pharmaceutical companies. Since 2007, he has served as principal of Stratium Consulting Services, specializing in strategic and financial planning and management, corporate governance and business development. From 2006 to 2007, he held the position of executive vice president and Chief Financial Officer of airPharma, LLC, and served in the same capacity for PediaMed Pharmaceuticals., Inc. between 2004 and 2006. In 1996, Mr. Tousley joined AVAX Technologies, Inc. as executive vice president, Chief Financial Officer and served in that position until 2001 when he became president and Chief Operating Officer, and acting Chief Executive Officer until his departure in 2003. Mr. Tousley is a Certified Public Accountant in the state of New Jersey and holds an MBA in accounting from Rutgers Graduate School of Business and a B.A. in English from Rutgers College, both in New Jersey. Mr. Tousley is a director of Anavex Life Sciences Corp. (since June 3, 2008) and Immunogenetix, Inc.

Term of Office

Each director of our company is to serve for a term of one year ending on the date of subsequent annual meeting of stockholders following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director is to serve until his successor is elected and qualified or until his death, resignation or removal. Our board of directors is to elect our officers and each officer is to serve until his successor is elected and qualified or until his death, resignation or removal.

Family Relationships

There are no family relationships between any director or executive officer.

Involvement in Certain Legal Proceedings

Our director and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

Summary Compensation

The particulars of compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended February 28, 2010; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year, who we will collectively refer to as the named executive officers, for our years ended February 28, 2010 and 2009, are set out in the following summary compensation table:

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Joseph Carusone President, CEO, CFO, Secretary, Treasurer, and Director	2009 2008	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

Employment or Consulting Agreements

Joseph Carusone, our president is not presently compensated for his services and does not have an employment agreement with us.

Effective May 28, 2010, we entered into a consulting agreement with Dr. Cameron Durrant to assist management in the identification of opportunities available to the company in the healthcare industry and to recommend terms of potential acquisitions. Under the agreement, we agreed to compensate Dr. Durrant on a time-spent basis at the rate of $1,000 per day, plus reimbursement of reasonable associated expenses. Subject to certain conditions, or renewal, the term of the agreement is one year, expiring on May 28, 2011.

David Tousley, treasurer and secretary of PediatRx, is not presently compensated for his services and does not have an employment agreement with us.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of February 28, 2010.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Joseph Carusone President, CEO, CFO, Secretary, Treasurer, and Director	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Compensation of Directors

Our board of directors has received no compensation to date and there are no plans to compensate them in the near future, unless and until we begin to realize revenues and become profitable in our business operations.

The table below shows the compensation of our directors for our last completed fiscal year ended February 28, 2010:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Joseph Carusone	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our director or our executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our director or our executive officers at, following, or in connection with the resignation, retirement or other termination of our director or our executive officers, or a change in control of our company or a change in our director’s or our executive officers’ responsibilities following a change in control.

Certain Relationships and Related Transactions, and Director Independence

Transactions with Related Persons, Promoters, and Certain Control Persons

Since March 1, 2007, there have been no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years ($46.04), and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;

(ii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iii)	Any of our promoters and control persons; and

(iv)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

Director Independence

Under NASDAQ Marketplace Rule 5605(a)(2), a director is not considered to be independent if he is also an executive officer or employee of the company. Because Joseph Carusone, our sole director, is also our executive officer, we determined that we do not have an “independent director” as that term is defined by NASDAQ Marketplace Rule 5605(a)(2).

Legal Proceedings

We know of no material pending legal proceedings to which our company or subsidiary is a party or of which any of their property is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any director, officer or affiliate of our company, or any registered or beneficial stockholder of our company, or any associate of any such director, officer, affiliate, or stockholder is a party adverse to our company or subsidiary or has a material interest adverse to our company or subsidiary.

Market Price of and Dividends on Our Common Stock and Related Stockholder Matters

Market information

Our common shares are quoted on the OTC Bulletin Board of the Financial Industry Regulatory Authority, Inc. Our symbol is “SKRY”, and our CUSIP number is 86332T 203. There were no trades of our shares of common stock made through the facilities of the OTC Bulletin Board during our fiscal years ended February 28, 2010 and 2009 and three month period ended May 31, 2010.

Transfer Agent

Our shares of common stock are issued in registered form. The transfer agent and registrar for our common stock is Transfer Online, Inc, 512 SE Salmon Street, Portland, OR 97214.

Holders of Common Stock

As of July 23, 2010, there were 51 holders of record of our common stock. As of such date, 23,506,000 shares were issued and outstanding.

Dividends

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Recent Sales of Unregistered Securities

On July 2, 2010, we issued an aggregate of 1,500,000 shares of common stock to nineteen investors in a non-brokered private placement, at a purchase price of US$0.50 per share, for gross proceeds of US$750,000.

Seventeen of these investors were not U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and all of these investors purchased in transactions outside of the United States. In issuing shares to these investors we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Two investors were U.S. persons and accredited investors (as that term is defined in Rule 501 of Regulation D, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and in issuing shares to these investors we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

On June 14, 2010, we issued an aggregate of 1,500,000 shares of common stock to five investors in a non-brokered private placement, at a purchase price of US$0.20 per share, pursuant to a subscription agreement.

Four of these investors were not U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and all of these investors purchased in transactions outside of the United States. In issuing these shares we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

The fifth investor is a U.S. person and an accredited investor (as that term is defined in Rule 501 of Regulation D, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and in issuing these shares to this investor we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

On November 5, 2008, we issued an aggregate of 500,000 shares of common stock to two investors in a non-brokered off-shore private placement, at a purchase price of US$0.10 per share, raising gross proceeds of $50,000.

We issued the shares to non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Description of Securities

Our authorized capital stock consists of 150,000,000 shares of common stock, with a par value of $0.0001 per share.

Voting Rights

With respect to all matters upon which our stockholders are entitled to vote or to which our stockholders are entitled to give consent, the holders of the outstanding shares of our common stock are entitled to cast thereon one vote in person or by proxy for each share of our common stock standing in his or her name. According to our bylaws, all elections for directors must be decided by plurality vote, while all other questions must be decided by majority vote except as otherwise provided by our articles of incorporation or the laws of the State of Nevada. Except as otherwise required by applicable law, there is no cumulative voting on any matter brought to a vote of stockholders of our company. According to our bylaws, at any meeting of the stockholders a quorum for the transaction of any business must consist of a majority in interest of the issued and outstanding shares of the stock of our company entitled to vote being represented by the holders of record thereof. Our board of directors, and our stockholders by the affirmative vote of the holders of not less than 50% of the voting power of all outstanding shares of our common stock, are expressly authorized to adopt, repeal, rescind, alter or amend our bylaws. Our articles of incorporation provide that any action required or permitted to be taken by our stockholders must be effective at a duly called annual meeting or at a special meeting of our stockholders, unless such action requiring or permitting stockholder approval is approved by a majority of our directors, in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of our common stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and our articles of incorporation have been satisfied.

Dividend Rights

Holders of our common stock are entitled to receive such cash dividends as may be declared thereon by our board of directors from time to time out of assets of funds of our company legally available therefore. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Other Rights

No stockholder of our company has any preemptive or other right to subscribe for any additional un-issued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by our company.

Except as otherwise required by the Nevada Revised Statutes and as may otherwise be provided in our articles of incorporation, each share of our common stock has identical powers, preferences and rights, including rights in liquidation.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

  20% or more but less than 33 1/3%;

  33 1/3% or more but less than or equal to 50%; or

  more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

  has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and

  does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record who have addresses in Nevada appearing on the stock ledger of our company. Therefore, we believe that these provisions do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of July 23, 2010, we had approximately 51 stockholders of record. Therefore, we believe that these provisions do not apply to us and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may also have effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

  the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

  the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

  if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

  an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

  an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

  representing 10% or more of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or any of our subsidiaries, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Indemnification of Directors and Officers

Nevada Revised Statutes provide that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;

  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

Nevada Revised Statutes provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Please see Item 4.01 of this current report on Form 8-K.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On July 19, 2010, we engaged Horne LLP as our principal independent accountant, and effective July 23, 2010, we dismissed James Stafford, Inc., Chartered Accountants, as our principal independent accountant. The decision to dismiss James Stafford and to appoint Horne LLP was approved by our board of directors.

James Stafford’s report on our financial statements for either of the two most recent fiscal years ended February 28, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that such report on our financial statements contained an explanatory paragraph in respect to the substantial doubt about our ability to continue as a going concern.

During our two most recent fiscal years ended February 28, 2010 and 2009 and in the subsequent interim period through the date of dismissal, there were no disagreements, resolved or not, with James Stafford on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedures, which disagreement(s), if not resolved to the satisfaction of James Stafford, would have caused James Stafford to make reference to the subject matter of the disagreement(s) in connection with its report.

During our two most recent fiscal years ended February 28, 2010 and 2009 and in the subsequent interim period through the date of dismissal, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We provided James Stafford with a copy of the disclosure in this Item 4.01 of this current report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in this Item 4.01 of this current report on Form 8-K, and if not, stating the respects with which it does not agree. A copy of the letter provided from James Stafford is filed as an exhibit to this current report on Form 8-K.

During our two most recent fiscal years ended February 28, 2010 and 2009 and in the subsequent interim period through the date of appointment, we have not consulted with Horne LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has Horne LLP provided to us a written report or oral advice that Horne LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue. In addition, during such periods, we have not consulted with Horne LLP regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.06 Change in Shell Company Status.

Management has determined that, as a result of our acquisition of Granisol™ (granisetron HC1) oral solution on July 23, 2010, our company has ceased to be a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934. Please refer to Item 2.01 of this current report on Form 8-K for a description of the asset purchase agreement dated July 22, 2010 with Cypress Pharmaceuticals, Inc., pursuant to which we acquired Granisol™.

Item 9.01 Financial Statements and Exhibits.

Financial Statements of Business Acquired

Included herein as Exhibit 99.1 to this current report on Form 8-K are the following audited financial statements of the Granisol™ product line for the period from January 1, 2010 through June 30, 2010 and the years ended December 31, 2009 and 2008, prepared in accordance with United States generally accepted accounting principles and stated in United States dollars:

1.	Report of Independent Registered Public Accounting Firm;

2.	Balance Sheets;

3.	Statements of Income and Net Assets;

4.	Statements of Cash Flows; and

5.	Notes to Financial Statements.

Pro Forma Financial Information

Pro forma financial statements for the three month period ended May 31, 2010 and the year ended February 28, 2010 reflecting our acquisition of Granisol™ product line are included as Exhibit 99.2 to this current report on Form 8-K.

Exhibits

No.	Description
3.1	Articles of Incorporation (incorporated by reference to an exhibit to our registration statement on Form 10-SB filed on September 8, 2006)
3.2	By-laws (incorporated by reference to an exhibit to our registration statement on Form 10-SB filed on September 8, 2006)
3.3	Certificate of Change (incorporated by reference to an exhibit to our current report on Form 8-K filed on September 15, 2008)
10.1	Form of Private Placement Subscription Agreement (incorporated by reference to an exhibit to our current report on Form 8-K filed on November 6, 2008)
10.2	Form of Private Placement Subscription Agreement dated June 15, 2009 (incorporated by reference to an exhibit to our quarterly report on Form 10-Q filed on June 16, 2009)
10.3	Form of Promissory Note dated June 15, 2009 (incorporated by reference to an exhibit to our quarterly report on Form 10-Q filed on June 16, 2009)
10.4	Consulting Agreement with Cameron Durrant dated May 28, 2010 (incorporated by reference to an exhibit to our quarterly report on Form 10-Q filed on June 28, 2010)

No.	Description
10.5	Letter of Intent with Cypress Pharmaceuticals Inc. (incorporated by reference to an exhibit to our quarterly report on Form 10-Q filed on June 28, 2010)
10.6	Form of Private Placement Subscription Agreement (incorporated by reference to an exhibit to our current report on Form 8-K filed on June 17, 2010)
10.7*	Asset Purchase Agreement dated July 22, 2010 with Cypress Pharmaceuticals, Inc. (portions of the exhibit have been omitted pursuant to a request for confidential treatment)
10.8*	Assignment and Assumption of Contract dated July 22, 2010 with Cypress Pharmaceuticals, Inc.
10.9*	Consent to Assignment by Therapex and E-Z-EM Canada Inc.
10.10*	Manufacturing and Supply Agreement dated July 22 2010 between Cypress Pharmaceuticals, Inc. and Therapex, a division of E-Z-EM Canada Inc. (portions of the exhibit have been omitted pursuant to a request for confidential treatment)
16.1*	Letter from James Stafford, Inc., Chartered Accountants
21.1	PediatRX Inc. our 100% wholly-owned subsidiary incorporated in Nevada on June 18, 2010
99.1*	Audited Financial Statements of Granisol™ Product Line
99.2*	Pro Forma Financial Statements with respect to the acquisition of Granisol™

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRIKER ENERGY CORP.

/s/ Joseph Carusone
Joseph Carusone
President, CEO, CFO, Secretary, Treasurer and Director

Date: July 28, 2010